UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2021

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The following is a summary of the voting results for each matter presented to the stockholders at the 2021 Annual Meeting of Stockholders which was held on May 21, 2021.

(b)           The following nominees for the office of director were elected for terms expiring at the 2022 Annual Meeting of Stockholders, by the following votes:

	For	Against	Abstain	Broker Non-Vote

Vicky B. Gregg	105,749,573	1,828,817	212,755	9,776,653

Wright L. Lassiter, III	107,075,790	436,712	278,640	9,776,656

Timothy L. Main	106,383,557	1,152,914	254,674	9,776,653

Denise M. Morrison	106,629,659	907,829	253,655	9,776,655

Gary M. Pfeiffer	100,574,977	6,951,304	264,864	9,776,653

Timothy M. Ring	90,815,542	16,711,045	264,559	9,776,652

Stephen H. Rusckowski	97,738,805	8,831,241	1,221,096	9,776,656

Helen I. Torley	106,714,866	827,225	249,054	9,776,653

Gail R. Wilensky	101,387,003	6,196,272	207,869	9,776,654

The advisory resolution to approve the executive officer compensation disclosed in the Company’s 2021 Proxy Statement was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
97,167,522	10,261,286	362,330	9,776,660

The ratification of the appointment of the Company’s independent registered public accounting firm for 2021 was approved by the following votes:

For	Against	Abstain
111,675,688	5,604,656	287,454

The stockholder proposal regarding the right to act by written consent was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
54,656,210	52,553,673	581,255	9,776,660

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2021

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Deputy General Counsel and
Corporate Secretary